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                                                                    EXHIBIT (21)



                         LUFKIN INDUSTRIES, INC. AND SUBSIDIARIES
                         ----------------------------------------

                             SUBSIDIARIES OF THE REGISTRANT
                             ------------------------------

                                                           Name under which
                                     Jurisdiction           such subsidiary
     Name of subsidiary            of Incorporation           does business
------------------------------- ----------------------     ----------------


Lufkin Industries Canada, Ltd.   Province of Alberta,            Same
                                   Canada

P. T. Lufkin Indonesia           Republic of Indonesia           Same


Lufkin Industries FSC, Inc.      Barbados                        Same


Lufkin Industries Europe, Bv.    The Netherlands                 Same


Lufkin Japan, L. L. C.           Japan                           Same